EXHIBIT 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)  |__|

BNY WESTERN TRUST COMPANY

(Exact name of trustee as specified in its charter)

California (State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

700 South Flower Street Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

Rockford Corporation
(Exact name of obligor as specified in its charter)

Arizona (State or other jurisdiction of incorporation or organization)	86-0394353 (I.R.S. employer identification no.)

600 South Rockford Drive Tempe, Arizona (Address of principal executive offices)	85281 (Zip code)

4.5% Convertible Senior Subordinated Secured Notes due 2009
(Title of the indenture securities)

1.	General information.

     (a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Federal Deposit Insurance Corporation	25 Ecker Street San Francisco, California 94105

State Banking Department	111 Pine Street, Suite 1100 San Francisco, California 94111

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

2.	Affiliations with Obligor.

None.

16.	List of Exhibits.

     1.1 Articles of Incorporation of Security Trust Company, as filed in the office of the Secretary of State of the State of California on November 13, 1980 and filed in the office of the Superintendent of Banks, State of California on November 17, 1980; incorporated herein by reference as Exhibit 1.1 filed with Form T-1 Statement, Registration No. 33-56465.

     1.2 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Security Trust Company to Bradford Trust Company of California), as filed in the office of the Secretary of State of the State of California on January 7, 1985; incorporated herein by reference as Exhibit 1.2 filed with Form T-1 Statement, Registration No. 33-56465.

     1.3 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Bradford Trust Company of California to FIDATA Trust Company California) as filed in the office of the Secretary of State of the State of California on April 11, 1985; incorporated herein by reference as Exhibit 1.3 filed with Form T-1 Statement, Registration No. 33-56465.

     1.4 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from FIDATA Trust Company California to Wall Street Trust Company California), as filed in the office of the Secretary of State of the State of California on February 5, 1986; incorporated herein by reference as Exhibit 1.4 filed with Form T-1 Statement, Registration No. 33-56465.

     1.5 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Wall Street Trust Company California to The Bank of New York Trust Company of California), as filed in the office of the Secretary of State of the State of California on April 15, 1988; incorporated herein by reference as Exhibit 1.5 filed with Form T-1 Statement, Registration No. 33-56465.

     1.6 Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from The Bank of New York Trust Company of California to BNY Western Trust Company), as filed in the office of the Secretary of State of the State of California on August 30, 1995; incorporated herein by reference as Exhibit 1.6 filed with Form T-1 Statement, Registration No. 33-56465.

     3. Copy of Certificate of the State Banking Department, State of California, dated January 24, 1994, authorizing the Trustee to transact a commercial banking business and to engage in the trust business at 700 South Flower Street, Los Angeles, California; incorporated herein by reference as Exhibit 3 filed with Form T-1 Statement, Registration No. 33-56465.

     4. Copy of By-Laws of the Trustee; incorporated herein by reference as Exhibit 4 filed with Form T-1 Statement, Registration No. 33-56465.

     6. Consent of the Trustee required by Section 321(b) of the Act; incorporated herein by reference as Exhibit 6 filed with Form T-1 Statement, Registration No. 33-56465.

     7. Copy of latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, BNY Western Trust Company, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Los Angeles, and State of California, on the 7th day of July, 2004.

BNY WESTERN TRUST COMPANY
By:	/s/ DAREN M. DI NICOLA
	Name:	DAREN M. DI NICOLA
	Title:	VICE PRESIDENT

REPORT OF CONDITION	EXHIBIT 7

Consolidating domestic subsidiaries of
     BNY WESTERN TRUST COMPANY

     In the state of CA at close of business on March 31, 2004
published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

			Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin			7,804
Interest-bearing balances			0
Securities:
Held-to-maturity securities			0
Available-for-sale securities			15,444
Federal funds sold and securities purchased under agreement to resell:
Federal funds sold			29,000
Securities purchased under agreements to resell			99,000
Loans and lease financing receivables:
Loan and leases held for sale			0
Loan and leases, net of unearned income		0
LESS: Allowance for loan and lease losses		0
Loans and leases, net of unearned income and allowance			0
Trading Assets			0
Premises and fixed assets (including capitalized leases)			982
Other real estate owned			0
Investments in unconsolidated subsidiaries and associated companies			0
Customers’ liability to this bank on acceptances outstanding			0
Intangible assets:
Goodwill			176,946
Other intangible assets			207
Other assets			13,366
Total assets			342,749
LIABILITIES
Deposits:
In domestic offices			6,964
Noninterest-bearing	6,964
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase

Dollar Amounts in Thousands
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	58,000
Bank’s liability on acceptances executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	30,557
Total liabilities	95,521
Minority Interest in consolidated subsidiaries	0
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common Stock	1,000
Surplus (exclude all surplus related to preferred stock)	199,205
Retained Earnings	46,916
Accumulated other comprehensive income	107
Other equity capital components	0
Total equity capital	247,228
Total liabilities, minority interest, and equity capital	342,749

I, William J. Winklemann, Vice President

(Name, Title)

of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Director #1	Mike Klugman, SVP
Director #2	Janet Potter, SVP
Director #3